Exhibit 10.1

Diese Ergänzungsvereinbarung (“Vereinbarung”) wird abgeschlossen zwischen:	This Addendum Agreement (“Agreement”) is concluded between:
a)Vistaprint Deutschland GmbH Salzufer 6 10587 Berlin, Germany („Gesellschaft“/“Company“)
b)Florian Baumgartner [Address omitted pursuant to Item 601(a)(6) of Regulation S-K] („Geschäftsführer“/“Managing Director“)
(einzeln die “Partei” und zusammen die “Parteien”/(individually the “Party” and collectively the “Parties”)
Herr Florian Baumgartner ist bei der Gesellschaft seit dem 10. Juli 2019 angestellt, zuletzt in der Funktion des Chief Executive Officer der Vista-Geschäftsbereiche auf Grundlage eines schriftlichen Anstellungsvertrags (der „Arbeitsvertrag“).

Mr Florian Baumgartner is employed by the Company, most recently in the role of Chief Executive Officer of the Vista businesses since 10 July 2019 under a written employment agreement (the "Employment Agreement").

Mit Wirkung zum 16. Januar 2026 erklärte sich Herr Baumgartner bereit, die Position des satzungsmäßigen Geschäftsführers der Gesellschaft zu übernehmen, und wurde daraufhin dazu bestellt.	With effect from 16 January 2026, Mr Baumgartner agreed to and was subsequently appointed as the statutory managing director of the Company.
Ungeachtet dieser vorstehend genannten Bestellung halten die Parteien ausdrücklich fest, dass (1) der Geschäftsführer ungeachtet seiner Bestellung zum Geschäftsführer gemäß dieser Vereinbarung weiterhin sämtliche arbeitsvertraglichen Rechte, Leistungen und Schutzmechanismen aus dem Arbeitsvertrag sowie den lokalen Gesetzen behält; und (2) eine Beendigung dieser Vereinbarung den Arbeitsvertrag nicht beendet, welcher weiterhin unter anderem dem Kündigungsschutzgesetz (KSchG) unterliegt.

Notwithstanding this aforementioned appointment, the Parties expressly record that (i) the Managing Director shall continue to hold all employment rights, benefits and protections under the Employment Agreement and subject to local laws notwithstanding their appointment under this Addendum; and (2) any termination of this Agreement does not terminate the Employment Agreement, which continues to be regulated by, amongst others, the Dismissal Protection Act (KSchG).

Die Gesellschaft erklärt sich bereit, sämtliche rechtlichen und steuerlichen Beratungskosten zu tragen, die dem Geschäftsführer im Zusammenhang mit der rechtlichen Prüfung und Unterzeichnung dieser Vereinbarung bis zu deren Abschluss entstehen. Die Gesellschaft begleicht diese Kosten entweder durch direkte Zahlung an den Rechtsbeistand des Geschäftsführers oder durch Erstattung an den Geschäftsführer gegen Vorlage der entsprechenden Rechnung(en).

The Company agrees to bear all legal and tax advisory costs incurred by the Managing Director regarding the legal review and execution of this Agreement until conclusion of this Agreement. The Company shall settle such costs either by direct payment to the Managing Director’s legal counsel or by reimbursement to the Managing Director upon presentation of the invoice(s) Agreement.

Die Parteien schließen die folgende Vereinbarung zum Vertrag:	The Parties conclude this Agreement to the Employment Agreement:

Exhibit 10.1

1.Pflichten und Aufgaben	1.Duties and responsibilities
1.1.Der Geschäftsführer ist verpflichtet, alle Handlungen vorzunehmen und Erklärungen abzugeben, die für seine Bestellung und die Eintragung seines Namens in das Handelsregister erforderlich sind.	1.1.The Managing Director shall take all actions and make all declarations required for his appointment and the registration of his name into the commercial register.
1.2.Der Geschäftsführer übt weiterhin die Position des Chief Executive Officer der Vista-Geschäftsbereiche aus.	1.2.The Managing Director will continue to act as the Chief Executive Officer of the Vista businesses.
1.3.Der Geschäftsführer ist: einzelvertretungsberechtigt. Die Gesellschaft kann die Vertretungsbefugnis jederzeit ändern.	1.3.The Managing Director has sole power of representation. The Company may change the power of representation at any time.
2.Geschäftsführung	2.Management
2.1.Der Geschäftsführer führt die Geschäfte nach Maßgabe der Gesetze, der jeweils geltenden Satzung der Gesellschaft, soweit vorhanden der jeweiligen Geschäftsordnung der Gesellschaft, dieses Geschäftsführervertrags und den Beschlüssen der Gesellschafterversammlung der Gesellschaft.

2.1.The Managing Director shall manage the business of the Company in accordance with the laws, the Articles of Association of the Company effective from time to time, if available the rules of procedure for management effective from time to time, this Managing Director Agreement and the resolutions of the shareholders' meeting of the Company.

2.2.Dem Geschäftsführer obliegen die ihm nach einer etwaigen Geschäftsordnung jeweils zugewiesenen Aufgaben.	2.2.The Managing Director shall fulfill the respective duties assigned to him in accordance with any rules of procedure for the management.
2.3.Die Gesellschaft kann jederzeit weitere Geschäftsführer bestellen und die Aufgaben des Geschäftsführers ändern.	2.3.The Company may appoint other managing directors at any time and change the duties of the Managing Director.
2.4.Der Geschäftsführer bedarf für alle Geschäfte und Maßnahmen, die über den gewöhnlichen Betrieb des Handelsgewerbes der Gesellschaft hinausgehen, der ausdrücklichen schriftlichen Einwilligung der Gesellschafterversammlung. Die Gesellschaft kann jederzeit eine Liste der Handlungen, deren Ausführung der vorherigen Zustimmung der Gesellschafterversammlung bedarf, erlassen und diese Liste kann jederzeit durch Beschluss der Gesellschafterversammlung erweitert oder eingeschränkt werden.

2.4.The Managing Director needs the shareholders' meeting's explicit written authorization for all business transactions and measures exceeding the Company's usual business operations. The Company may determine a list of transactions the execution of which requires the prior consent of the shareholders´ meeting at any time and such list may be extended or limited by resolution of the shareholders´ meeting at any time.

2.5.Der Geschäftsführer hat für eine angemessene Compliance Organisation, insbesondere für den Schutz von Betriebs- und Geschäftsgeheimnissen, zu sorgen.	2.5.The Managing Director shall arrange a reasonable Compliance Organization, especially in matters of the protection of business or operational secrets.
2.6.§ 43 Abs. 2 GmbHG findet im Verhältnis der Parteien zueinander keine Anwendung.	2.6.§ 43 para 1 of German Act on Limited Liability Companies (GmbHG) does not apply between the Parties.

Exhibit 10.1

3.Spesen	3.Expenses
Die Erstattung von notwendigen dienstlich veranlassten Auslagen bestimmt sich nach der jeweils gültigen Richtlinie der Gesellschaft. Soweit eine solche Richtlinie nicht vorhanden ist, erhält der Geschäftsführer nach vorheriger Absprache und gegen Vorlage der entsprechenden Belege Erstattung von notwendigen dienstlich veranlassten Auslagen nach den jeweils steuerlich abzugsfähigen Sätzen.

The reimbursement of necessary and officially incurred expenses is determined by the valid policy of the Company effective from time to time. If there is no such policy, the Managing Director will be reimbursed after prior written approval and representation of the supporting documents for such necessary and officially incurred expenses based on the respective tax-deductible rates.

4.Dauer und Beendigung	4.Term and Termination
4.1.Diese Vereinbarung tritt zum 1. Februar 2026 in Kraft und ist unbefristet, vorbehaltlich einer Beendigung durch die Gesellschaft (aus wichtigem Grund oder ohne wichtigen Grund) oder im Fall des Todes, im Rahmen einer automatischen Beendigung gemäß Ziffer 4.3 oder eines Rücktritts des Geschäftsführers, wie nachstehend näher dargelegt. Zur Klarstellung: Die Beendigung dieser Vereinbarung beendet nicht den Arbeitsvertrag, der weiterhin den lokalen Gesetzen, unter anderem dem Kündigungsschutzgesetz (KSchG) unterliegt.

4.1.This Addendum Agreement shall become effective on 1 February 2026 and shall be for an indefinite term, subject to termination by the Company (for cause or without cause), or in the event of death, in accordance with an automatic termination in accordance with clause 4.3 or resignation of the Managing Director as more fully recorded below. For avoidance of doubt, termination of this Agreement does not terminate the Employment Agreement, which remains subject to local laws, amongst others the Anti Dismissal Protection Act (KSchG).

4.2.Jegliche zwischen den Parteien ausgesprochene Kündigung bedarf der Schriftform.	4.2.Any notice of termination tendered between the Parties must be given in writing.
4.3.Die Bestellung zum Geschäftsführer kann durch Beschluss des satzungsmäßigen Organs jederzeit widerrufen werden. Im Fall des Widerrufs der Bestellung zum Geschäftsführer endet diese Ergänzungsvereinbarung mit sofortiger Wirkung und der Geschäftsführer wird auf Basis des Arbeitsvertrags weiterhin als Arbeitnehmer tätig bleiben.

4.3.The appointment as statutory managing director may be withdrawn by resolution of the appropriate body according to the articles of association of the Company at any time. In the event that the appointment as Managing Director is withdrawn, this Addendum Agreement will end with immediate effect and the Managing Director will remain an employee under the Employment Agreement.

4.4.In Hinblick auf die Bestellung des Geschäftsführers zum Geschäftsführer gemäß dieser Vereinbarung behält sich die Gesellschaft das Recht vor, die Bestellung jederzeit und aus beliebigem Grund gemäß § 38 Abs. 1 GmbHG zu widerrufen.

4.4.In respect of the Managing Director’s appointment as managing director under this Agreement, the Company retains the right to revoke the appointment at any time for any reason in accordance with § 38 para 1 of the Act on Limited Liability Companies (GmbHG).

4.5.Im Fall der Kündigung des Arbeitsverhältnisses findet § 14 KSchG keine Anwendung.	4.5.In case of a termination of the Employment Agreement, § 14 of the Anti Dismissal Protection Act (KSchG) does not apply.

Exhibit 10.1

5.Berichtswesen	5.Reports
Der Geschäftsführer ist verpflichtet, den Gesellschaftern jederzeit auf Verlangen der Gesellschafterversammlung schriftlich über die Situation der Gesellschaft zu berichten. Der Bericht hat insbesondere folgende Punkte zu enthalten: Verkäufe, Neuabschlüsse von Verträgen, Gewinn und Verlust, Personalkosten, Forderungen und Verbindlichkeiten, sowie alle anderen üblichen Angaben oder Angaben, die die Gesellschaft verlangt.

The Managing Director is obliged to report to the shareholders about the Company's state of affairs in writing upon request of the shareholders' meeting at any time. Such report has to contain in particular the following items: sales, conclusion of new contracts, profit and loss, human resources expenditure, receivables and liabilities as well as all other customary information and information requested by the Company.

6.Bucheinsicht	6.Access to Accounts
Der Geschäftsführer hat den Gesellschaftern oder deren Beauftragten jederzeit Einsicht in die Bücher der Gesellschaft zu gewähren.	The Managing Director shall permit the shareholders or their representatives to inspect the books of the Company at any time.
7.Versicherungen	7.Insurances
7.1.Die Gesellschaft wird auf eigene Kosten im Rahmen des Cimpress plc - Versicherungsprogramms eine D&O Versicherung für den Geschäftsführer aufrechterhalten. Der Umfang und die Höhe dieser Versicherung müssen mindestens dem Schutz entsprechen, der anderen Directors und Officers innerhalb der Cimpress plc - Gruppe gewährt wird. Der Versicherungsschutz im Rahmen des Versicherungsprogramms wird auf Pflichtverletzungen (wrongful acts), wie in der Versicherungspolice definiert, erstreckt. Sofern die Gesellschaft nicht in der Lage ist, den Geschäftsführer freizustellen, ist dieser berechtigt, einen Anspruch aus der Cimpress D&O-Versicherungspolice auf Erstattung seiner Verluste geltend zu machen. Die Gesellschaft wird dem Geschäftsführer auf Anfrage Kopien sämtlicher D&O-Versicherungspolicen zur Verfügung stellen. Die Gesellschaft verpflichtet sich, den Geschäftsführer bei der Geltendmachung von Ansprüchen für nicht entschädigungsfähige Verluste zu unterstützen, sofern Versicherungsschutz im Rahmen der Police besteht.

7.1.The Company shall maintain, at its own expense, D&O insurance coverage for the Managing Director through the Cimpress plc insurance program. The scope and limit of this coverage shall be at least equivalent to that provided to other directors and officers within the Cimpress plc group. Coverage by the insurance program will be extended for wrongful acts as defined in the policy. If the Company is unable to indemnify the Managing Director, he will be eligible to file a claim under the Cimpress D&O policy seeking reimbursement for his losses. The company shall, upon request, provide the Managing Director with copies of all D&O insurance policies. The Company agrees to support the Managing Director with filing a claim for non-indemnifiable losses where coverage applies within the policy.

7.2. Der Versicherungsschutz deckt auch den Zeitraum nach Beendigung dieses Geschäftsführervertrages für die Dauer der Verjährungsfrist von Organhaftungsansprüchen im Zusammenhang mit diesem Geschäftsführervertrag ab.

7.2.The insurance coverage shall also cover the period after the termination of this Agreement for the duration of the limitation period of claims for liability of corporate bodies in connection with this Agreement.

Exhibit 10.1

8.Anwendbares Recht	8.Governing Law
Diese Vereinbarung unterliegt dem Recht der Bundesrepublik Deutschland und ist nach diesem auszulegen. Die Parteien vereinbaren unwiderruflich, dass die Gerichte in Berlin, Deutschland, die ausschließliche Zuständigkeit für die Beilegung sämtlicher Streitigkeiten und Ansprüche haben, die sich aus oder im Zusammenhang mit dieser Vereinbarung ergeben.

This Agreement shall be governed by, and construed in accordance with the laws of the Federal Republic of Germany. The parties irrevocably agree that the court of Berlin, Germany shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

9.Schlussbestimmungen	9.Final Provisions
9.1.Soweit in dieser Vereinbarung Ansprüche oder Pflichten des Geschäftsführers gegenüber Verbundenen Unternehmen oder Ansprüche oder Pflichten von Verbundenen Unternehmen gegenüber dem Geschäftsführer geregelt werden, handelt die Gesellschaft im Einverständnis dieser Verbundenen Unternehmen.

9.1.To the extent that any claims or obligations of the Managing Director towards Affiliated Companies or claims or obligations of the Affiliated Companies towards the Managing Director are subject to this Agreement the Company acts with the consent of these Affiliated Companies.

9.2.Änderungen und Ergänzungen dieser Vereinbarung bedürfen zu ihrer Wirksamkeit der Schriftform. Das gilt auch für die Änderung dieser Klausel. Mündliche Nebenabreden sind nichtig. § 305b BGB bleibt unberührt.

9.2.Any amendments or additions to this Agreement must be in writing. This shall also apply to any change in this provision. Oral agreements are void. Section 305b German Civil Code shall remain unaffected.

9.3.Sollte eine Bestimmung dieser Vereinbarung unwirksam sein oder werden, so wird die Wirksamkeit der übrigen Bestimmungen dadurch nicht berührt. Die Parteien sind im Falle einer unwirksamen Bestimmung verpflichtet, über eine wirksame und zumutbare Ersatzregelung zu verhandeln, die dem von den Parteien mit der unwirksamen Bestimmung verfolgten wirtschaftlichen Zweck möglichst nahekommt. Dies gilt entsprechend, wenn sich eine Lücke in dieser Vereinbarung herausstellt.

9.3.Should any provision of this Agreement be or become void, the validity of the other provisions will not be affected thereby. In the event of an invalid provision, the Parties shall be obliged to negotiate a valid and reasonable substitute provision which comes as close as possible to the economic purpose the Parties had pursued with the invalid provision. This shall apply accordingly if a gap in this Agreement becomes apparent.

9.4.Die Geltendmachung von Ansprüchen durch den Geschäftsführer im Wege des Urkundenprozesses ist nicht statthaft.	9.4.The submission of claims by the Managing Director through summary procedure (Urkundenprozess) shall not be admissible.
9.5.Alle übrigen Bedingungen des Arbeitsvertrages, die nicht durch diese Vereinbarung geändert wurden, gelten unverändert fort.	9.5.All other terms of the Employment Agreement, not amended in this Agreement, remain unchanged.

Exhibit 10.1

10.Unterschriftsregelung	10.Signature
Diese Vereinbarung kann in beliebig vielen Ausfertigungen unterzeichnet werden, von denen jede einzelne nach Unterzeichnung und Übermittlung als Unterschrift gilt. Alle Ausfertigungen zusammen bilden jedoch eine einheitliche und identische Urkunde.	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute one and the same instrument.
Reading, MA United States of America	Oberhaching, BY Germany
3 February 2026 Ort/Place, Datum/Date	6 February 2026 Ort/Place, Datum/Date
/s/ Sean Quinn Sean Quinn	/s/ Florian Baumgartner Florian Baumgartner
als Vertreter der Gesellschafterversammlung der Vistaprint Deutschland GmbH / as representative of the shareholder meeting of the Vistaprint Deutschland GmbH
Der Geschäftsführer bestätigt mit der Unterschrift, eine vollständige Ausführung dieser Ergänzungsvereinbarung erhalten zu haben, die von beiden Parteien im Original unterschrieben wurde.	The Managing Director hereby confirms by signature that the Managing Director has received a complete execution of this Addendum Agreement that has been signed by both parties with original signatures.